                                                                    EXHIBIT (24)


                               POWER-OF-ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints CHRISTINE A. NIXON and MALLARY L. REZNIK or each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws;
(iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

     As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.


     SIGNATURE                        TITLE                        DATE
     ---------                        -----                        ----

/s/ ELI BROAD                President, Chief Executive         June 13, 2000
----------------               Officer, & Chairman of
Eli Broad                            Board
                           (Principal Executive Officer)


/s/ N. SCOTT GILLIS         Senior Vice President &             June 13, 2000
-------------------                 Director
N. Scott Gillis           (Principal Financial Officer)


/s/ GREGORY M. OUTCALT        Senior Vice President &           June 13, 2000
----------------------             Controller
Gregory M. Outcalt         (Principal Accounting Officer)


/s/ JAMES R. BELARDI         Senior Vice President &            June 13, 2000
--------------------                Director
James R. Belardi


/s/ JANA W. GREER            Senior Vice President &            June 13, 2000
-----------------                   Director
Jana W. Greer


/s/ JAY S. WINTROB         Executive Vice President &           June 13, 2000
------------------                  Director
Jay S. Wintrob


/s/ MARC H. GAMSIN            Senior Vice President &           June 13, 2000
------------------                   Director
Marc H. Gamsin


/s/ THOMAS W. BAXTER                 Director                   June 13, 2000
------------------------
Thomas W. Baxter


/s/ VICKI E. MARMORSTEIN             Director                   June 13, 2000
------------------------
Vicki E. Marmorstein


/s/ DEBBIE POTASH-TURNER             Director                   June 13, 2000
------------------------
Debbie Potash-Turner

/s/ MARGERY K. NEALE                 Director                   June 13, 2000
------------------------
Margery K. Neale


/s/ LESTER POLLACK                   Director                   June 13, 2000
------------------------
Lester Pollack


/s/ RICHARD D. ROHR                  Director                   June 13, 2000
------------------------
Richard D. Rohr